SF Partnership, LLP
                                                           Chartered Accountants


101 East 52nd Street
New York, New York
10022

ATTENTION: MR. ARTHUR MARCUS

                  INDEPENDENT PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation of Inrob Ltd. (formerly Eligal Laboratories Ltd.) consolidated financial statements for the years ended December 31, 2003 and December 31, 2002 and our auditors report dated May 5, 2004 and May 31, 2004 as well as for the six month periods ended June 30, 2004 and June 30, 2003 and our review report dated September 3, 2004 appearing on the Form F-1 of Inrob Ltd. (formerly Eligal Laboratories Ltd.). We also consent to the reference to our firm under the caption "experts" in the prospectus.


                                                         Yours very truly,

                                                         SF Partnership, LLP

                                                         /s/ SF Partnership, LLP

November 12, 2004